                                                                     EXHIBIT 1.1





                                  $150,000,000


                                K N ENERGY, INC.

                             (a Kansas corporation)

                     6.67% Debentures due November 1, 2027



                               PURCHASE AGREEMENT



                            Dated:  October 22, 1997

                                K N ENERGY, INC.

                             (a Kansas corporation)

                     6.67% Debentures due November 1, 2027



                               PURCHASE AGREEMENT



                                                                October 22, 1997



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
J.P. MORGAN SECURITIES INC.
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

                 K N Energy, Inc., a Kansas corporation (the "Company"), proposes to issue and sell to the underwriter or underwriters named in Schedule I hereto certain of its debt securities specified in Schedule II hereto (the "Offered Securities") on the terms and conditions stated herein and in Schedule
II. The Offered Securities will be issued pursuant to an indenture dated as of November 20, 1993 (the "Indenture"), between the Company and First Trust, National Association, as the successor trustee under the Indenture (the "Trustee"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as indicated in
Schedule I.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-04385), including the related prospectus, for the registration of its Common Stock and certain of its debt securities (including the Offered Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, including any Rule 462(b) Registration Statement (as defined below), has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement on Form S-3 (Registration No. 333-04385), as amended at the date hereof, including the exhibits thereto, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus"; provided, however, that, if such basic prospectus is amended or supplemented on or after the date hereof but prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement; and provided, further, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Prospectus Supplement or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

                 Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each Underwriter that:

                 (i) At the respective times that the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective, on the date hereof and at the Closing Time (as defined below), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and, subject to the proviso in the next succeeding sentence, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the Designated Indenture (as defined below) will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or at the time they were filed with the Commission, or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof and at the Closing Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (iii) Arthur Andersen LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                 (v) The audited consolidated financial statements included in the Company's Annual Report to Stockholders for 1996 and incorporated by reference in the Registration Statement, and any more recent consolidated financial statements included or incorporated by reference in the Registration Statement, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be otherwise stated therein) throughout the periods involved. The related supplemental schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the latest audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                 (vi) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (vii) Each subsidiary of the Company which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (hereinafter referred to as a "Subsidiary") is listed on Annex A hereto and is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 (viii) The Indenture, each supplement thereto, if any, to the date hereof and the supplement thereto or board resolution setting forth the terms of the Offered Securities (the Indenture, as so supplemented by such supplement or supplements and board resolution, being herein referred to as the "Designated Indenture"), have been duly authorized by the Company. A conformed copy of the Indenture as executed is filed as Exhibit 4.1 to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and when duly authorized, executed and delivered (to the extent required by the Indenture) by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Designated Indenture conforms in all material respects to the description thereof contained in the Prospectus.

                 (ix) The Offered Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein and in any Delayed Delivery Contracts (as defined below), the Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Offered Securities conform in all material respects to the description thereof contained in the Prospectus.

                 (x) In the event that any of the Offered Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and binding obligation of the Company enforceable against the

         Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
         (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

                 (xii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement, the Designated Indenture and any Delayed Delivery Contracts, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its properties.

                 (xiii) At the Closing Time, there shall have been issued and there shall be in full force and effect, orders of the Public Utilities Commission of Colorado and the Public Service Commission of Wyoming, respectively, authorizing the issuance and sale of the Offered Securities on the terms herein set forth or contemplated, and no other authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Offered Securities or for the execution, delivery or performance of the Designated Indenture by the Company.

                 (xiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus.

                 (xv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (xvi) The Company and the Subsidiaries each has statutory authority and owns, possesses or has obtained all material governmental licenses, permits, franchises, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

                 (xvii) To the knowledge of the Company no person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to its knowledge a "subsidiary of a holding company" as so defined.

                 (xviii) Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any if its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                 (b) Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                 Section 2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the aggregate principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I.

                 (b) Payment of the purchase price for, and delivery of, the Offered Securities shall be made at the date, time and location specified in Schedule II, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the "Closing Time").

                 Unless otherwise specified in Schedule II, payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to you for the respective accounts of the several Underwriters of the Offered Securities. Unless specified in Schedule II that the Offered Securities will be issued in book-entry form, such Offered Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one full business day before the Closing Time and such Offered Securities will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time. If the Offered Securities will be issued in book-entry form, the Company shall deposit the global certificate representing the Offered Securities with The Depository Trust Company ("DTC"), or its designated custodian, at the Closing Time, and the Company will deliver such global certificate to the several Underwriters by causing DTC to credit the Offered Securities to the respective accounts of the Underwriters at DTC.

                 (c) If specified in Schedule II, the Underwriters may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit E hereto with such changes therein as the Company may approve. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for the minimum principal amount of Offered Securities per Delayed Delivery Contract specified in Schedule II) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities less than the minimum, or greater than the maximum, aggregate principal amounts specified in Schedule II. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                 (d) You are to submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company enter into Delayed Delivery Contracts, the principal amount of Offered Securities to be purchased by each of them and the date of delivery thereof, and the Company will advise you, at least one business day prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Offered Securities to be covered by each such Delayed Delivery Contract.

                 (e) As compensation for arranging Delayed Delivery Contracts, the Company will pay (by wire transfer of immediately available funds) to you at the Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in Schedule II or the amount of such fee may be deducted from the check delivered pursuant to Section 2(b).

                 (f) The principal amount of Offered Securities agreed to be purchased by each Underwriter shall be reduced by the principal amount of Offered Securities covered by Delayed Delivery Contracts, as to such Underwriter as set forth in a notice delivered by you to the Company; provided, however, that the total principal amount of Offered Securities to be purchased by all Underwriters shall be the principal amount of Offered Securities covered by this Agreement, less the principal amount of Offered Securities covered by all Delayed Delivery Contracts.

                 Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, prior to or immediately following the execution of this Agreement, the Company will have prepared or will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Securities and their terms not otherwise specified in the Indenture or the basic Prospectus, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

                 (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                 (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section l3, 14 or 15(d) of the 1934 Act.

                 (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object; except that the Company shall inform you of its intention to file documents pursuant to Section 14(d) of the 1934 Act and shall furnish you with copies of such documents immediately upon the filing thereof, and you or your counsel shall not be entitled to object thereto other than pursuant to Section 3(b).
         The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmission to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus,
         (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (f) The Company has furnished or will furnish to you as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits, but excluding any such documents filed by the Company under the 1934 Act prior to the end of the most recent fiscal year for which the Company has filed an Annual Report on Form 10-K). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may request.

                 (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                 (i) If and to the extent specified in Schedule II, the Company will use its best efforts to cause the Offered Securities to be duly authorized for listing on the New York Stock Exchange and to be registered under the 1934 Act.

                 (j) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms l0-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                 (k) Between the date hereof and the Closing Time or such other date as may be specified in Schedule II, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Offered Securities). This limitation is not applicable to the public offering of tax exempt securities guaranteed by the Company or to such other public offering of long-term debt as may be specified in
         Schedule II.

                 (l) The Company will apply the proceeds from the sale of the Offered Securities for the purposes set forth under the caption "Use of Proceeds" in the Prospectus.

                 Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Designated Indenture, the Offered Securities, any Delayed Delivery Contracts and the Blue Sky Survey, (c) the delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Offered Securities and (g) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Securities.

                 If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 Section 5. Conditions of Underwriters' Obligations. Except as otherwise provided in Schedule II, the obligations of the Underwriters to purchase and pay for the Offered Securities hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

                 (b) At the Closing Time, you shall have received a signed opinion, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (c) At the Closing Time, you shall have received a signed opinion, dated the Closing Time, of Martha B. Wyrsch, Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (d) At the Closing Time, you shall have received signed opinions, dated as of the Closing Time, of local counsel in each of Colorado, Kansas and Wyoming, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such opinion for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (e) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Securities, this Agreement, the Designated Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                 (f) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall have no liability for any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or Prospectus, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
         (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with and satisfied all conditions on its part under this Agreement to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chairman, the President, any Vice President or the Treasurer, of the Company, dated as of the Closing Time, to such effect.

                 (g) You shall have received the letter or letters specified in Sections 1 and 2 of Exhibit D at the date hereof and the letter specified in Section 3 of Exhibit D hereto at the Closing Time.

                 (h) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded to any of the Company's debt securities or preference or preferred stock by Standard & Poor's Ratings Group or Moody's Investors Service and
         (ii) neither such rating organization shall have announced publicly that it has placed, or informed the Company or you that it intends to place, any of the Company's debt securities or preference or preferred stock on what is commonly referred to as a "watchlist" for possible downgrading, in a manner or to an extent indicating a materially greater likelihood of a downgrading of the type described in clause (i) above occurring than was the case as of the date of this Agreement.

                 (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

                 (j) If listing is specified in Schedule II, the Securities shall have been duly authorized for listing by the New York Stock Exchange, subject only to official notice of issuance and notice of a satisfactory distribution.

                 If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided further, however, that this indemnity, as to any preliminary prospectus supplement, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Offered Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(a).

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, unless such indemnified party or parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.
If an indemnifying party assumes the defense of such action, the indemnifying party or parties shall not be liable for any fees and expenses of counsel for the indemnified party or parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice in reasonable detail to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

                 The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were considered one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in Schedule I hereto and not joint.

                 Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for the Offered Securities.

                 Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the exchange on which the securities are traded or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section l0. Default. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase (the "Defaulted Offered Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

                 (a) if the aggregate principal amount of Defaulted Offered Securities does not exceed l0% of the aggregate principal amount of the Offered Securities to be purchased, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the aggregate principal amount of Defaulted Offered Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                 Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281. Notices to the Company shall be directed to it at P.O. Box 281304, Lakewood, Colorado 80228-8304, Attention of the Vice President and Chief Financial Officer and of the General Counsel, or if delivered or transmitted, to it at 370 Van Gordon Street, Lakewood, Colorado 80228, Attention of the Vice President and Chief Financial Officer and of the General Counsel.

                 Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

                 Section l3. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                 Section 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 Section l5. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                          Very truly yours,

                                          K N ENERGY, INC.



                                          By:  /s/ E. Wayne Lundhagen
                                             ---------------------------------
                                             Name:  E. Wayne Lundhagen
                                             Title:  Vice President & Treasurer


Confirmed and accepted as of
   the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
J.P. MORGAN SECURITIES INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED


By:   /s/ Anthony V. Leness
   ----------------------------------------
               Authorized Signature

Acting on behalf of itself and
     on behalf of the several other
     Underwriters named in Schedule I

                                                          SCHEDULE I
                                                                to
                                                          Purchase Agreement
                                                          Dated October 22, 1997



                                  $150,000,000

                                K N ENERGY, INC.

                     6.67% Debentures due November 1, 2027



                                                                                     Principal Amount of
         Underwriter                                                                 Offered Securities
         -----------                                                                 ---------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . . . . . .            $75,000,000
J.P Morgan Securities Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .              75,000,000

                                                          SCHEDULE II
                                                                 to
                                                          Purchase Agreement
                                                          Dated October 22, 1997


                                  $150,000,000

                                K N ENERGY, INC.

                     6.67% Debentures due November 1, 2027


Principal amount to be issued:          $150,000,000

Current ratings:                        Standard & Poor's Ratings Group:         BB+
                                        Moody's Investors Service:                 A3
                                        Fitch Investors Service, Inc.:             A-

Interest rate:                          6.67%, payable semiannually on May 1 and November 1 of each year, commencing May
                                        1, 1998

Date of maturity:                       November 1, 2027

Redemption
  provisions:                           Redeemable, in whole or in part, at the option of the Company at any time after
                                        November 1, 2004, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption on a semiannual basis at the Treasury Yield plus 12.5 basis points, plus, in each case, accrued interest thereon to the date of redemption.

                                        Redeemable at the option of the registered holders thereof in integral multiples of $1,000 on November 1, 2004, at a redemption price of 100% of their principal amount plus accrued interest thereon to the date of redemption.

Sinking fund requirements:              None

Initial public offering price:          100% of the principal amount plus accrued interest, if any, from October 27, 1997

Purchase price:                         99.375% of the principal amount plus accrued interest, if any, from October 27,
                                        1997

Closing date, time and location:        October 27, 1997 at 10:00 a.m., New York City time, at the offices of Shearman &
                                        Sterling, 599 Lexington Avenue, New York, New York 10022

Delayed delivery contracts:             None

Listing requirement:                    None

Book-entry arrangements:                Authorized

Payment:                                Wire transfer of immediately available funds

Other terms and conditions:             None

                                                          EXHIBIT A
                                                                    to
                                                          Purchase Agreement
                                                          Dated October 22, 1997

               FORM OF OPINION OF VINSON & ELKINS L.L.P., COUNSEL
                        TO THE COMPANY, TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


                 (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                 (ii) The Designated Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the original Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditor's rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (iii) The Offered Securities have been duly authorized by the Company and, assuming that any Offered Securities not represented by a Global Security (as defined in the Indenture) have been duly signed by the facsimile signature of an officer specified in Section 202 of the Indenture, the facsimile seal of the Company has been reproduced thereon and duly attested by the facsimile signature of the Secretary or an Assistant Secretary of the Company, and assuming that the Offered Securities have been authenticated by the Trustee in the manner described in its certificate delivered to you at the Closing Time (which assumptions such counsel need not verify by an inspection of the Offered Securities), the Offered Securities have been duly executed, issued and delivered by the Company and constitute or, in the case of Offered Securities, if any, to be delivered pursuant to Delayed Delivery Contracts, when duly executed and authenticated as provided in the Designated Indenture and issued, delivered and paid for in accordance with such Delayed Delivery Contracts, will constitute, valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (iv) In the event that any of the Offered Securities are to be purchased pursuant to Delayed Delivery Contracts, each Delayed Delivery Contract that has been executed by the Company has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the purchaser thereunder, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally or by the provisions of Article Tenth of the Restated Articles of Incorporation of the Company and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (v) The Designated Indenture has been duly qualified under the 1939 Act.

                 (vi) The Offered Securities and the Designated Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

                 (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                 (viii) No authorization, approval, consent or license of any federal or State of Texas government, governmental instrumentality or court (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Offered Securities.

                 (ix) The execution and delivery by the Company of the Purchase Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Company with the terms of the Purchase Agreement and the Designated Indenture do not and will not result in any violation of the charter or by-laws of the Company.

                 (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened under the 1933 Act.

                 (xi) The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial and geological data included therein or omitted therefrom and the Statements of Eligibility and Qualification of the Trustee on Form T-l, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Designated Indenture filed with the Commission complies as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                 In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (other than the documents incorporated by reference therein) and participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as stated above and except as they relate to such counsel, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein and the Statements of Eligibility and Qualification of the Trustee on Form T-l as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Registration Statement), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Prospectus), at the time the Prospectus Supplement was issued or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas and the federal law of the United States, upon opinions of local counsel, general counsel for the Company and counsel for the

Underwriters referred to in paragraphs (c), (d) and (e) of Section 5 of the Purchase Agreement, in which case the opinion shall state that they believe you and such counsel are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                                                          EXHIBIT B
                                                                     to
                                                          Purchase Agreement
                                                          Dated October 22, 1997

              FORM OF OPINION OF MARTHA B. WYRSCH, VICE PRESIDENT
                   AND GENERAL COUNSEL FOR THE COMPANY, TO BE
                       DELIVERED PURSUANT TO SECTION 5(c)


                 (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction, other than the state of its incorporation, in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (ii) Each Subsidiary is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business, except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (iii) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (iv) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries.

                 (v) To the knowledge of such counsel, neither the Company nor any Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the

         Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                 (vi) The execution and delivery by the Company of the Purchase Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Company with the terms of the Purchase Agreement and the Designated Indenture do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any Subsidiary or any of its properties.

                 (vii) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or geological data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                 (viii) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                 (ix) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described (other than the Offered Securities, the Designated Indenture and the Purchase Agreement, as to which such counsel need express no opinion) are accurate and fairly summarize the information required to be shown.

                 (x) The Public Utilities Commission of Colorado and the Public Service Commission of Wyoming have duly authorized the issue and sale of the Offered Securities; such authorizations are, to the best of such counsel's knowledge, still in full force and effect and are sufficient for the issue and sale of the Offered Securities; the issue and sale of the Offered Securities are in conformity with the terms of such authorizations; and no other authorization, approval, consent or license of any governmental instrumentality or court, domestic or foreign (other than the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Offered Securities, or, if so required, all such authorizations, approvals, consents and licenses specifying the same, have been obtained and are, to the best of such counsel's knowledge, in full force and effect.

                 (xi) The Company and its Subsidiaries hold all requisite Certificates of Public Convenience and Necessity from the Federal Energy Regulatory Commission to enable them to carry on the respective businesses in which they are engaged.

                 (xii) To the knowledge of such counsel, after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to the knowledge of such counsel, after due inquiry, a "subsidiary of a holding company" as so defined.

                 In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and participated in conferences with representatives of the independent public accountants for the Company, representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as stated above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein and the Statements of Eligibility and Qualification of the Trustee on Form T-l as to which such counsel need not comment), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form l0-K after the initial effective date of the Registration Statement, or on the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment), at the time the Prospectus Supplement was issued or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Such opinion shall be limited to the laws of the State of Colorado and the federal laws of the United States and it shall be to such further effect with respect to other legal matters relating to the Purchase Agreement and the sale of the Designated Securities under the Purchase Agreement by the Company, as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of Colorado and the federal law of the United States, upon opinions of, local counsel, and counsel for the Underwriters referred to in paragraphs (d) and (e) of Section 5 of the Purchase Agreement, in which case the opinion shall state that they believe you and such counsel are entitled to so rely.

                                                          EXHIBIT C
                                                                   to
                                                          Purchase Agreement
                                                          Dated October 22, 1997


                      FORM OF OPINION OF COLORADO, KANSAS
                 AND WYOMING COUNSEL TO THE COMPANY, EACH TO BE
                       DELIVERED PURSUANT TO SECTION 5(d)


                 (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in such state.

                 (ii) The Company holds all authority from all regulatory authorities or bodies in such state necessary to permit it to own such properties as it owns and to carry on such business as it conducts in such state.

                 (iii) The material franchises, permits and rights of the Company and the Subsidiaries in each such state are valid and adequate for the business in which it is engaged, and except to the extent disclosed in such opinion there do not exist, to the knowledge of such counsel, any burdensome restrictions in connection therewith.

                 (iv) In the case of Colorado and Wyoming, the authorizations referred to in clause (xiii) of Section 1 of the Purchase Agreement are in full force and effect and constitute all requisite authority under the laws and regulations of such State (other than under the securities or blue sky laws of such State) for the issuance and sale by the Company of the Offered Securities.

                 (v) In the case of Kansas, no approval, authorization, consent or other action (other than under the securities or blue sky laws of such State) is required by any regulatory authority or governmental body of such state for the valid issuance, sale and delivery by the Company of the Offered Securities.

                 In lieu of the opinion referred to in clause (i) above, the legal opinion of local counsel in the State of Kansas shall cover the matters set forth in clause (i) of Exhibit A to the Purchase Agreement, as well as the due authorization of the Purchase Agreement, the Designated Indenture and the Offered Securities.

                                                          EXHIBIT D
                                                                    to
                                                          Purchase Agreement
                                                          Dated October 22, 1997


                   MATTERS TO BE COVERED BY LETTER OR LETTERS
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                 Arthur Andersen LLP shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

                 (1) At the date hereof, a letter dated as of the date of the Company's most recently filed report on Form l0-K as amended (the "10-K Letter"), to the effect that:

                          (a) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

                          (b) In their opinion, except as disclosed in the Registration Statement, the audited consolidated financial statements and the related financial statement schedules of the Company included or incorporated by reference in such annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations with respect to Registration Statements on Form S-3 and the 1934 Act and the published 1934 Act Regulations with respect to annual reports on Form 10-K.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                 (2) At the date hereof, a letter or letters, if any, dated as of the date of each of the Company's quarterly reports on Form 10-Q (each a "l0-Q Letter") filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form l0-K, each to the effect that:

                          (a) They reaffirm as of the date of such letter (and as though made on the date of such letter) all statements made in the 10-K Letter, and, if there are two or more 10-Q Letters, all statements made in each preceding 10-Q Letter, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of such l0-Q Letter.

                          (b) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

                                  (i) a reading of minutes of all meetings of the Company's stockholders, Board of Directors and Executive Committee from the date of the latest audited consolidated financial statements of the Company and its subsidiaries;

                                  (ii) a reading of the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q dated the date of such 10-Q Letter; and

                                  (iii)    inquiries of certain officials of
                          the Company who have responsibility for financial and accounting matters as to (A) whether the unaudited condensed consolidated financial statements referred to in (ii) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations with respect to Form l0-Q and (B) whether such unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above;

                 all such inquiries and procedures being carried out to the specified date referred to in Section 2(a) of Exhibit D, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published 1934 Act Regulations or that any material modifications should be made to such unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles, except as disclosed in the notes to such unaudited condensed consolidated financial statements or as otherwise described in such 10-Q Letter.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Q and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with, or derived from, the detailed accounting records of the Company and its subsidiaries.

                 (3) At the Closing Time, a letter dated the Closing Time (the "Closing Letter") to the effect that:

                          (a) They reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the 10-K Letter and in each l0-Q Letter, if any, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter.

                          (b) On the basis of the inquiries and procedures referred to in Section 2(b) of Exhibit D (but carried out to the specified date referred to in Section 3(a) of Exhibit D), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was:

                                  (i)      any change greater than l% (other
                          than by issuance of shares related to employee benefit plans or pursuant to the Company's Dividend Reinvestment Plan) in the common stock of the Company, as compared with the amount shown in such latest balance sheet, or any issuance of shares of any other class of capital stock of the Company;

                                  (ii) any increase greater than l0% in the total amount of consolidated short-term and long-term debt of the Company and its subsidiaries (excluding construction costs incurred in the normal course of business and gas purchases), as compared with the corresponding total amount of such debt outstanding at the date of such latest balance sheet; or

                                  (iii)    any decrease greater than 10% from
                          the date of such latest balance sheet to such specified date in consolidated operating income of the Company and its subsidiaries or in the total amount or per share amount (on a primary and fully diluted basis) of consolidated net income of the Company and its subsidiaries, as compared with the corresponding period of the preceding year, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur or that are described in the Closing Letter.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in the documents incorporated by reference in the Prospectus, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                 In lieu of a separate l0-K Letter and a l0-Q Letter for each of the Company's quarterly reports on Form 10-Q filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form l0-K pursuant to Sections 1 and 2 of this Exhibit D, Arthur Andersen LLP may furnish to you a single letter, dated the date of the Purchase Agreement, to the effect provided in Sections 1(a) and (b) and 2(b) of this Exhibit D except that the specified date referred to in Section 2(b) to which inquiries and procedures are to be carried out shall be not more than five business days prior to the date of such letter. In the event of a delivery of such a single letter, all references to the l0-K Letter and any 10-Q Letter in this Exhibit D shall be deemed to be references to such single letter.

                                                          EXHIBIT E
                                                                     to
                                                          Purchase Agreement
                                                          Dated October 22, 1997



                                K N ENERGY, INC.

                                Debt Securities

                           DELAYED DELIVERY CONTRACT


K N Energy, Inc.
P.O. Box 281304
Lakewood, Colorado  80228-8304

Dear Sirs:

                 The undersigned hereby agrees to purchase from K N Energy, Inc., a Kansas corporation (the "Company"), and the Company agrees to sell to the undersigned on ______, 199_ (the "Delivery Date"), ______________________
_____________________________________________________________________________
principal amount of the Company's 6.67% Debentures due November 1, 2027 (the "Offered Securities"), offered by the Company's Prospectus dated June 18, 1996, as supplemented by its Prospectus Supplement dated October 22, 1997, receipt of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus interest accrued on the principal amount at the rate borne by the Offered Securities from ___________, 199_ to the Delivery Date, and on the further terms and conditions set forth in this contract.

                 Payment for the Offered Securities shall be made to the Company or its order by immediately available funds, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on the Delivery Date (or in such other funds and at such other place as the Company and the undersigned may agree upon in writing), upon delivery of the Offered Securities to the undersigned, in such authorized denominations and registered in such names as the undersigned may request in writing addressed to the Company not less than five business days prior to the Delivery Date.

                 The obligation of the Company to issue and deliver, and of the undersigned to take delivery of and make payment for, the Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of the Offered Securities by the undersigned shall not, on the Delivery Date, be prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, and (2) the Company, on or before ______________, 199_, shall have sold to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Purchase Agreement dated the date hereof between the Company and the Underwriters. Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned, at its address set forth below, a notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Offered Securities shall not be affected by the failure of any Underwriter or other purchaser to take delivery of and make payment for the Offered Securities pursuant to other contracts similar to this contract.

                 By the execution hereof, the undersigned represents and warrants to the Company that (1) its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, (2) all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase and (3) upon the acceptance by the Company and the mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

                 This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                 It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of the Offered Securities in excess of $__________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This contract shall be governed by the laws of the State of New York.


                                                  Yours very truly,



                                                  [Name of Purchaser]


                                                  By
                                                    Title





                                                                  (Address)


Accepted as of the date
  first above written:


K N ENERGY, INC.


By


                PURCHASER -  PLEASE COMPLETE AT TIME OF SIGNING

                 The name and telephone number of the representative of the purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                                                             Telephone No.
 Name                                                    (including Area Code)
 ----                                                    ---------------------

                                    ANNEX A


                  SIGNIFICANT SUBSIDIARIES OF K N ENERGY, INC.



K N Gas Gathering Inc., a Colorado corporation

K N Marketing, Inc., a Colorado corporation

K N  Interstate Gas Transmission Co., a Colorado corporation

Northern Gas Company, a Wyoming corporation

Rocky Mountain Natural Gas Company, a Colorado corporation

American Oil & Gas Corporation, a Delaware corporation